Exhibit 99.1

Mustang Bio Announces Amendment and Closing of Strategic Manufacturing Partnership Transaction with uBriGene (Boston) Biosciences

Transaction and reduction in operating expenses enhance Mustang’s cash position

Worcester, MA – July 31, 2023 – Mustang Bio, Inc. (“Mustang” or the “Company”) (Nasdaq: MBIO), a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for difficult-to-treat cancers and rare genetic diseases, today announced that, on July 28, 2023, it amended its previously announced asset purchase agreement with uBriGene (Boston) Biosciences Inc. (“uBriGene”), the U.S. subsidiary of uBriGene Group, a leading cell and gene therapy contract development and manufacturing organization (“CDMO”) and closed the transaction under the terms of the amended asset purchase agreement.

Per the terms of the amended agreement, at closing, uBriGene acquired all of Mustang’s assets primarily relating to the manufacturing and production of cell and gene therapies for upfront consideration of $6 million in cash. Mustang’s lease to the premises in Worcester, Massachusetts where its state-of-the-art clinical- and commercial-scale cell and gene therapy manufacturing facility  is located (and related contracts and manufacturing personnel) did not transfer at closing because such transfer requires the consent of the landlord, which has requested additional time to consider the proposed transfer. An additional $5 million contingent payment (less any outstanding liabilities relating to transferred contracts and employees) will be payable to Mustang upon (i) Mustang’s raising $10 million in gross proceeds from equity raises following the closing of the transaction and (ii) completion of the assignment of Mustang’s lease to uBriGene, which remains subject to landlord’s approval. Unless and until the lease is transferred to uBriGene, Mustang will retain its facility lease and facility personnel, and will continue to occupy the leasehold premises and manufacture there its lead product candidate, MB-106.

The amended asset purchase agreement provides that Mustang will continue to work with uBriGene to secure the assignment of its manufacturing facility lease, which would complete the transfer of its facility to uBriGene as originally planned. The Company and uBriGene expect to complete their filing of a joint voluntary notice to obtain clearance for the transaction from the U.S. Committee on Foreign Investment in the United States (“CFIUS”) no later than August 31, 2023. It is expected that CFIUS may take up to 90 days to complete its review, after which Mustang’s landlord has informed the Company that it will require an additional 30 days to review the request for consent to assign the lease. If, after 120 days from the date of closing, the lease has not transferred to uBriGene, uBriGene may request the parties use their best commercial efforts to negotiate in good faith a repurchase by Mustang of the transferred assets and assumed liabilities acquired on the date of closing.

Under the terms of the amended asset purchase agreement, the lease of the facility and related contracts are to be transferred to uBriGene within three business days following receipt of the landlord’s consent to the proposed lease transfer, and Mustang employees who support the transferred operations and have accepted offers of employment with uBriGene will become employees of uBriGene effective on the date that is 30 days following the completion of the lease transfer.

At closing, Mustang and uBriGene also entered into a manufacturing services agreement, under which Mustang contracted uBriGene to manufacture Mustang’s lead product candidates. This includes the manufacturing of MB-106, the Company’s first-in-class CD20-targeted autologous CAR T therapy, for the ongoing multi-center Phase 1/2 trial in patients with non-Hodgkin lymphoma and chronic lymphocytic leukemia. Pending the landlord’s determination regarding transfer of the facility lease to uBriGene, Mustang and uBriGene also have entered into a second manufacturing services agreement, under which Mustang will serve as uBriGene’s contract development and manufacturing provider and will continue to manufacture MB-106, as well as potentially other cell and gene therapies, in exchange for compensation to be equal to Mustang’s operating costs associated with the performance of such services.

Manuel Litchman, M.D., President and Chief Executive Officer of Mustang, commented, “We are very pleased to have closed this strategic transaction with uBriGene. This transaction will allow Mustang to optimize its resources and focus on advancing our lead clinical-stage programs in order to achieve multiple near-term milestones, while significantly reducing our operating expenses and enhancing our cash position. We look forward to reporting initial clinical data from our MB-106 multicenter program soon.”

The upfront proceeds from the transaction and recent reductions in operating expenses relating to Mustang’s portfolio along with resource optimization are expected to extend the Company’s cash runway into early 2024.

The Worcester facility is a 27,000 square foot, cutting-edge cGMP facility supporting process development, manufacturing and analytical testing, designed with the flexibility to expand and support various cell and gene therapy production requirements and capacities.

“Our transaction with Mustang will permit the expansion of the Worcester site’s capabilities while leveraging Mustang’s experienced staff and robust quality and operating systems to manufacture a broader portfolio of advanced modalities,” said Alex Chen, President of uBriGene. “uBriGene will also offer its expertise in preclinical research services and late-stage and commercial manufacturing of advanced therapy products with respect to product and process characterization, and regulatory inspections.”

Upon transfer of the lease to uBriGene, Mustang’s headquarters will relocate to 1 Mercantile Street, in Worcester, MA.

Mustang has filed a Current Report on Form 8-K, dated July 31, 2023 (the “Form 8-K”), with the U.S. Securities and Exchange Commission (the "SEC"), relating to the amended asset purchase agreement and closing of the transaction described in this press release. You are encouraged to refer to the Form 8-K for a more complete description of the material terms of the amended asset purchase agreement, the manufacturing services agreements, the transaction, the closing, and related matters.

About uBriGene (Boston) Biosciences Inc.

uBriGene (Boston) Biosciences Inc. is dedicated to providing one-stop CDMO services for cell and gene therapy. It has established integrated innovative biologics CDMO platforms that provide GMP-level plasmid preparation, viral packaging, and T-cell production services for CAR-T productions, supporting the preclinical to clinical and commercial stages. In addition, the company also provides viral vectors, including adeno-associated viral and lentiviral vectors to meet the demands of research and/or manufacturing applications.  With its fermentation capacity ranging from 5L to 500L, uBriGene offers a versatile selection of research-grade, GMP-ready, or GMP-grade plasmids for research and clinical applications respectively. uBriGene currently operates two state-of-the-art GMP facilities, including 21 clean suites with a total area of over 133,000 sq ft. For more information, visit www.ubrigene.com.

About Mustang Bio

Mustang Bio, Inc. is a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for difficult-to-treat cancers and rare genetic diseases. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, to fund research and development, and to outlicense or bring the technologies to market. Mustang has partnered with top medical institutions to advance the development of CAR-T therapies across multiple cancers, as well as lentiviral gene therapies for severe combined immunodeficiency. Mustang’s common stock is registered under the Securities Exchange Act of 1934, as amended, and Mustang files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). Mustang was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). For more information, visit www.mustangbio.com.

Forward‐Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. The Company’s forward-looking statements, include, among others, statements about the Company’s expectations with respect to the consummation of the sale of its manufacturing facility and its ability to fund its operations, including continued investment in its research and development pipeline; the Company’s potential receipt of the $5 million contingent payment; and the Company’s anticipated savings and expenses relating to the consummation of the sale of its manufacturing facility. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. Risks and uncertainties include, among other things, risks related to receipt of a favorable determination regarding the transaction from CFIUS; receipt of the landlord’s consent to transfer the facility lease to uBriGene; whether uBriGene is able to successfully perform its obligation to produce the Company’s products under the Manufacturing Services Agreement on a timely basis and to acceptable standards; whether the Company is able to raise $10 million in gross proceeds from equity raises following the closing of the transaction and receive the contingent portion of the consideration for the sale of the manufacturing facility to uBriGene; whether the Company’s expenses are as predicted; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of the announcement or the consummation of the transaction on the market price of the Company’s common stock; significant transaction costs; the development stage of the Company’s primary product candidates and the related risks involved in drug development, clinical trials and the uncertainties around regulatory reviews and approvals; other business effects, including the effects of industry, market, economic, political or regulatory conditions; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K filed on March 30, 2023, subsequent Reports on Form 10-Q, and our other filings the Company makes with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contacts:

Jaclyn Jaffe

Mustang Bio, Inc.

(781) 652-4500

ir@mustangbio.com

Connie Zhang

uBriGene (Boston)Biosciences Inc.

604-800-4613

info@ubrigene.com

Investor Relations Contact:

Daniel Ferry

LifeSci Advisors, LLC

(617) 430-7576

daniel@lifesciadvisors.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com